UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2005 the Compensation Committee of the Board of Directors of Unit Corporation approved an amendment to the Company's non-employee director compensation arrangements that will take effect immediately. The amendment increases the annual retainer fee for Board membership from $24,000 per year to $30,000 per year.

For the current year, the increase will be paid on a prorated basis.

As a result of this amendment, the various components of the cash compensation paid to the Company's Directors is as follows:

Annual retainer payable quarterly	$30,000
Annual retainer for each committee a Board member serves on payable quarterly	$2,000
Each Board meeting attended	$1,000
Each committee meeting attended	$1,000
Additional compensation for service as Chairman of the Audit Committee	$5,000
Additional compensation for service as Chairman for each of the Compensation Committee and Nominating & Governance Committee	$2,000
Reimbursement for travel expenses incurred attending stockholder, Board and committee meetings	Yes
Range of total compensation earned by directors (for the year)	$31,000 - $49,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: September 6, 2005	By:	By: /s/ Mark E. Schell
Name: Mark E. Schell